Exhibit 99.1

Press / Investor Contact:

Taxus Cardium Pharmaceuticals Group Inc.

Tel: (858) 414.1477

Email: InvestorRelations@cardiumthx.com

ANGIONETICS INITIAL EQUITY FUNDING TO ADVANCE AS

INDEPENDENT COMPANY TO DEVELOP AND COMMERCIALIZE

PHASE 3 GENERX® GENE THERAPY PRODUCT CANDIDATE

SAN DIEGO, CA – April 13, 2015 – Taxus Cardium Pharmaceuticals Group Inc. (trading symbol: CRXM) today announced that it has entered into a binding term sheet with Shenzhen Qianhai Taxus Industry Capital Management Co., Ltd (“Shenzhen Qianhai Taxus”), as lead investor, to purchase an equity stake in Angionetics Inc., a newly-formed, subsidiary of Taxus Cardium, that is focused on the Phase 3 clinical development and commercialization of Generx® [Ad5FGF-4], an angiogenic gene therapy product candidate for the treatment of refractory angina and myocardial ischemia due to cardiac microvascular insufficiency.

Under the terms of the agreement, Shenzhen Qianhai Taxus has agreed to acquire 15% of Angionetics’ outstanding common stock for an aggregate purchase price of $3,000,000, payable in three tranches to be completed by May 30, 2015. On completion of the purchase, Taxus Cardium has agreed to grant Shenzhen Qianhai Taxus a right of first negotiation for exclusive license agreements for certain Asian markets to fund local country registrations, market and sell the Generx® product candidate, Excellagen®, an FDA-cleared dermal matrix product for advanced wound healing and a delivery platform for biologics and stem cells, and LifeAgain®, an advanced medical data analytics product technology platform. The agreement contemplates that this initial funding is a bridge equity investment to a separate larger financing to be conducted by Angionetics Inc., including a potential registration and public offering of securities. The terms provide for Taxus Cardium to gross up Shenzhen Qianhai Taxus’ shares to equate to a 15% interest in Angionetics following any such public offering. It also provides for certain registration rights for the shares purchased by Shenzhen Qianhai Taxus.

Shenzhen Qianhai Taxus is an affiliate of Shanxi Taxus Pharmaceuticals Co., Ltd. which holds approximately 25% of Cardium’s outstanding common stock (fully diluted) as a result of a Stock Purchase Agreement dated February 21, 2014.

The proceeds from this Angionetics equity investment will be used to advance the international and United States Phase 3 clinical studies of Generx, for working capital, and transactional expenses to facilitate current plans to advance Angionetics forward as an independent company with direct access to capital markets and strategic partnerships.

Last week, the Company and Angionetics announced an exclusive territorial license agreement with Dr. Reddy’s Laboratories covering the co-development, marketing and sales of Generx in certain international markets including the Russian Federation and the Commonwealth of Independent States. Positive safety and efficacy findings from the Company’s Generx international Phase 3, Russia-based ASPIRE study were announced at the Annual 2014 Biotechnology Industry Organization Conference following completion of a protocol-specified interim data analysis. Dr. Reddy’s Laboratories operates across the globe. Major markets include the United States, India and Russia.

“We believe that there is significant value in Generx, based on the recognition of a growing body of safety and efficacy data from the clinical development of multiple gene therapy clinical studies now progressing forward worldwide, and the strategic valuations being placed on DNA-based biologic product candidates,” said Chris Reinhard, Chief Executive Officer of Taxus Cardium. “The arrangement with Dr. Reddy’s Laboratories is designed to provide market presence and additional resources to facilitate the completion of the international Phase 3 clinical trial for Generx, and undertake a Phase 4 clinical study for market expansion. Establishing Angionetics Inc. as a separate entity will facilitate the direct investment needed to advance the commercialization of Generx, benefitting Taxus Cardium and its shareholders.”

The agreement with Dr. Reddy’s Laboratories grants it rights to market and sell Generx, following regulatory approval, in Russia, Commonwealth of Independent States, and certain other countries, and provides certain rights for Latin America. Under the arrangement with Shenzhen Qianhai Taxus, Angionetics will grant a right of first negotiation for the rights to co-develop, market and sell Generx in Greater China, Japan and Korea. Angionetics Inc. retains the rights to market and sell the Generx product candidate in North America, Europe, the Middle East and Africa.

About Shenzhen Qianhai Taxus Industry Capital Management Co., Ltd

Shenzhen Qianhai Taxus Industry Capital Management Co., Ltd is a China-based operating company and investment fund seeking to acquire next generation medical technology and biotechnology products to commercialize for China and Asian markets. Through its San Diego, California U.S.-based operations, Shenzhen Qianhai Taxus seeks to leverage its private equity capital access and acquire equity positions in undervalued U.S.-based small and micro-cap public companies and secure exclusive co-development, distribution, marketing and sales rights for new and innovative products for Asian and other international markets.

About Angionetics Inc.

Angionetics Inc., a subsidiary of Taxus Cardium Pharmaceuticals Group, is focused on the development and commercialization of novel DNA-based therapeutics designed to promote the heart’s innate natural capacity to modulate the formation and growth of cardiac microvascular circulation to enhance blood flow (perfusion) in patients with a variety of ischemia-driven disease conditions and refractory angina and myocardial ischemia due to cardiac microvascular insufficiency (CMI), and other cardiovascular disease conditions. For more information, visit www.angionetics.com.

Angionetics’ lead Phase 3 product candidate, Generx® (alferminogene tadenovec [Ad5FGF-4]), is a first in class, single-dose, disease altering therapeutic specifically targeted to the cardiac micro-vasculature. Generx is designed to stimulate and augment the formation of new biologic structures that increase the coronary microvascular network, to enhance cardiac perfusion, and improve cardiac performance, as measured by exercise tolerance and the occurrence and severity of myocardial ischemia-driven angina. Current therapies for patients with CMI are limited to pharmacologic anti-anginal medications to relieve angina chest pain, which are dosed daily or episodically and can cause adverse side effects, and surgical and percutaneous interventions that address large vessel coronary artery disease. Angionetics’ product candidates are designed to easily fit within the current practice of medicine, as single-dose treatments, which are administered by interventional cardiologists using standard cardiac catheters, during an approximately one-hour, out-patient, angiogram-like procedure which is conducted in a hospital or medical center.

For more information about Taxus Cardium, visit the Company’s website site www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there can be no assurance that Shenzhen Qianhai Taxus will complete the funding as contemplated by the term sheet, that Angionetics Inc. will successfully complete a financing or strategic transaction that will enable it to complete its Phase 3 clinical trial, that the Company will complete a final agreement with Dr. Reddy’s Laboratories with respect to a final territorial license to market and sell Generx, based on the binding term sheet as reported previously, and that results or trends observed in any one clinical study or procedure will be reproduced in subsequent studies or in actual use; that current or new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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